UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10,  2008

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 E. Gray Rd., Suite 4 Scottsdale AZ 85260
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 993-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

On April 10, 2008, the Registrant increased its issued and outstanding shares by 42.14% by way of the issuance of 12,612,545 shares of common stock as follows:

•	150,000 common shares were issued to each Director as compensation for services as a Director for the period from January 1, 2008 through March 31, 2008 for a total of 750,000 common shares.

•	103,545 common shares were issued to third parties in exchange for services valued at $20,709.

•
11,759,000 were issued to Perry Logan, Wesley Sprunk and entities controlled by Ted Marek in exchange for cash of $940,720 representing $0.08 per common share.  Messrs. Logan and Marek are officers and directors of the Registrant and Mr. Sprunk is a director of the Registrant.

After giving effect to the issuance of such 12,612,545 common shares, the Registrant now has 42,539,797outstanding common shares as of the date of this Report.

 The Registrant believes the issuance of the shares are exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make an investment decision, including the Registrant’s financial statements and reports filed under the Securities Exchange Act of 1934. The Registrant reasonably believes that the recipients had such knowledge and experience in its financial and business matters and that each was capable of evaluating the merits and risks of making such an investment. Each non-related party recipient had the opportunity to speak with the Registrant’s management on several occasions prior to making an investment decision.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC

Date: April 12, 2008	By:	/s/ Thaddeus (Ted) F. Marek
Name: Thaddeus (Ted) F. Marek
Title: Secretary